Exhibit 99.1

Primus Telecommunications Group, Incorporated

Reports First Quarter 2012 Results

•	Q1 Net Revenue of $235MM Up 8% YoY

•	Q1 Adjusted EBITDA of $20MM Up 11% YoY; Normalized Adjusted EBITDA of $23MM

•	Q1 Free Cash Flow of $10MM

•	Subsequent to Q1:

•	Entered Agreement to Sell Primus Australia for $AUD 192MM

•	Primus Canada will be Realigned into Two Segments – “Pure-Play” Data Center and North America Telecom Business Units

MCLEAN, VA – (MARKET WIRE) – May 10, 2012 – Primus Telecommunications Group, Incorporated (PTGi) (NYSE: PTGI), a global facilities-based integrated provider of advanced telecommunications products and services, announced results for the first quarter ended March 31, 2012. PTGi completed the acquisition of Arbinet Corporation on February 28, 2011; therefore, first quarter 2012 comparisons are not directly comparable with prior periods.

Consolidated Results

Net revenue for the first quarter 2012 was $234.7 million, an increase of 8.2% from first quarter 2011 net revenue of $217.0 million. Contributing to the increase in net revenue was a 4.9% increase in net revenue from growth services (broadband, data center, SME VoIP, and other data services). Total company data center revenue of $10.6 million increased 9.1%. Specifically, Primus Canada’s data center revenue increased 10.1% to $8.2 million in the first quarter, while construction of the new 30,000 square foot Toronto Tier III facility accelerates toward a targeted third quarter grand opening.

Adjusted EBITDA was $20.0 million, an increase of 10.7% from first quarter 2011 Adjusted EBITDA of $18.1 million; first quarter 2012 Normalized Adjusted EBITDA was $22.9 million. The year-over-year impact of foreign exchange translation was an increase of $1.2 million to revenue for the first quarter 2012 and an increase of $0.3 million to Adjusted EBITDA. Free Cash Flow in the quarter was $9.9 million compared to Free Cash Flow of $9.6 million in first quarter 2011.

Peter D. Aquino, Chairman, President and Chief Executive Officer, stated, “PTGi’s rapid pace of change is playing out in a two-pronged strategy, first, improving operations and focusing on profitable growth in high-ROI projects, such as our data center opportunity in Canada, and second, yielding a successful outcome of our strategic review. By the time of our first quarter report, we delivered on both fronts, and are very excited about the transformation of the new PTGi. The pending sale of Primus Australia is a significant liquidity event and is a catalyst to create three separate operating segments going forward led by our Canadian team: a “pure play” data center business unit; a North American telecom unit focused on consumer, SME, and carrier voice and data services, including U.S. Retail; and our ICS operation. This completes a portfolio of assets primarily located in North America. With the consolidation and realignment, we also expect corporate overhead annual run-rate savings of over $7 million, all part of a strategy to continue to deliver value to shareholders.”

Key First Quarter 2012 Accomplishments

Canada:

•

Achieved Tier III Design Certification for new Markham Data Centre by the Uptime Institute, and is on track to achieve Construction Certification post opening, ahead of schedule in third quarter 2012. The state-of-the-art Leadership in Energy and Environmental Design (LEED)-certified Markham site will be the first in Canada to achieve both Tier III ‘Design’ and ‘Construction’ certification for a Multi-Tenant Data Centre.

•

Launched ‘Next Generation’ HPBX offering that will add Call Centre functionality to an advanced product offering. This new Cloud Based telephony offering will allow SMEs the same level and quality of Call Centre functionality, as some of the largest contact center solutions available.

•

Continued the evolution of its Cloud Computing Portfolio with an enhanced Cloud Security and Cloud Backup Offering, driven by increasing customer demand to achieve the scalability and economies of scale gained by moving their computing infrastructure into the Primus Cloud Computing Platform. PrimusCloud(TM) Unified Threat Management firewall and PrimusCloud(TM) Backup will assist Primus' Data Centre and PrimusCloud(TM) customers in protecting sensitive data from security breaches and disasters.

•	Expanded Business Ethernet Xtended (BEX), Primus Canada’s Ethernet-First–Mile offering, from 3 to 7 of Canada’s larger cities, extending the company’s facilities-based Ethernet strategy.

First Quarter 2012 Detail

Canada Revenue – Net revenue of $57.9 million decreased 4.8% as compared with first quarter 2011. The impact of foreign currency translation was a decrease of $0.9 million. On a constant currency basis, net revenue decreased 3.3% as declines in retail long distance, prepaid services and local services were partially offset by increases in broadband, data center, and SME VoIP.

Australia Revenue – Net revenue of $70.1 million decreased 2.2% from $71.7 million in first quarter 2011. The impact of foreign currency translation was an increase of $3.3 million. On a constant currency basis, net revenue decreased 6.9% as decreases in traditional voice, DSL, broadband, and wholesale services were partially offset by increases in data VPN services and wireless services.

International Carrier Services Revenue – Net revenue of $96.6 million increased 32.2% from $73.0 million in first quarter 2011, primarily due to the integration of Arbinet. The impact of foreign currency translation was a decrease of $1.2 million.

U. S. Retail Revenue - Net revenue of $10.1 million decreased 9.7% from $11.2 million in first quarter 2011, primarily due to decreases in residential voice services.

Net revenue less cost of revenue was $72.2 million, or 30.8% of net revenue, compared to $70.1 million, or 32.3% of net revenue, in first quarter 2011. On a constant currency basis, net revenue less cost of revenue increased primarily due to the inclusion of Arbinet and an increased contribution of higher-margin data center revenue in the mix. The impact of foreign currency translation was an increase of $0.9 million.

Selling, general and administrative (SG&A) expense was $53.9 million, or 23.0% of net revenue, compared to $53.1 million, or 24.5% of net revenue in first quarter 2011. The leveraging of SG&A is largely due to effective cost management throughout the company. The impact of foreign currency translation was an increase of $0.6 million.

Income from operations was $2.9 million compared to a loss from operations of $12.7 million in the first quarter 2011. First quarter 2011 operating loss includes a $14.7 million impairment charge to goodwill related to the Arbinet acquisition.

Adjusted EBITDA was $20.0 million, or 8.5% of net revenue, compared to $18.1 million, or 8.3% of net revenue, in the first quarter 2011. Normalized for severance, integration and other non-recurring costs, Adjusted EBITDA was $22.9 million, or 9.8% of net revenue, compared to $19.8 million, or 9.1% of net revenue in the first quarter of 2011.

Net loss was $6.9 million, or $(0.50) per basic and diluted common share, compared to net loss of $19.3 million, or $(1.73) per basic and diluted common share in the first quarter 2011. The number of shares outstanding used to calculate basic and diluted earnings per common share in the first quarter of 2012 was 13.7 million compared to 11.1 million for basic and diluted earnings per common share in the first quarter of 2011.

Balance Sheet, Liquidity and Capital Resources

PTGi ended the first quarter 2011 with $46.2 million in cash and cash equivalents, up from $41.1 million at December 31, 2011. Cash was generated during the first quarter in the following amounts: $20.0 million of Adjusted EBITDA offset, in part, by the usage of $8.1 million for capital expenditures, $1.8 million in capital lease payments, $2.0 million of fees associated with the 2011 debt exchange, $2.2 million paid for taxes and $0.8 million of other expenses. PTGi’s long-term debt, including current obligations, as of March 31, 2012 was $247.6 million, down from $249.3 million as of December 31, 2011.

Free Cash Flow in the first quarter 2012 was $9.9 million compared to free cash flow of $9.6 million in the first quarter 2011. Net cash provided by operating activities was $18.0 million in the first quarter 2012 compared to $16.0 million in the first quarter 2011. The primary contributors to the increase in free cash flow over the prior year quarter were a $1.9 million increase in Adjusted EBITDA, offset partially by an increase of $1.7 million in capital expenditures. PTGi defines Free Cash Flow as net cash provided by operating activities less cash used in the purchase of property and equipment.

Ken Schwarz, Chief Financial Officer, stated, “PTGi delivered a solid, consistent financial performance in the first quarter. Pending the sale of our Australian operations, our revised outlook for capital expenditures in 2012 for remaining PTGi operations is $21 million to $26 million, primarily related to Canada data center and highly profitable broadband and IP-based growth opportunities.”

Subsequent Event

Entered into definitive agreement to sell Australian operations to M2 Telecommunications for $AUD 192.4 million, the completion of which represents a significant outcome of the company’s strategic review process.

Conference Call

The Company will hold a conference call on Thursday, May 10, 2012 at 8:30 AM ET. To access the call, please dial 866-305-6438 (toll free) or 706-679-7161 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet with an accompanying slide presentation, which can be accessed via the Investor Relations section of PTGi’s web site at www.ptgi.com, and have been made available simultaneous with the issuance of this press release. The webcast and slide presentation will be available for replay for 90 days at www.ptgi.com.

A telephonic replay of this conference call will also be available by dialing 855-859-2056 (toll free) or 404-537-3406 (access code: 71433484) from 11:30 AM ET on May 10, 2012 until midnight ET on May 16, 2012.

About PTGi

PTGi (Primus Telecommunications Group, Incorporated) is a leading provider of advanced communication solutions, including, traditional and IP voice, data, mobile services, broadband Internet, collocation, hosting, and outsourced managed services to business and residential customers in the United States, Canada, and Australia. PTGi is also one of the leading international wholesale service providers to fixed and mobile network operators worldwide. PTGi owns and operates its own global network of next-generation IP soft switches, media gateways, hosted IP/SIP platforms, broadband infrastructure, fiber capacity, and data centers located in Canada and Australia. Founded in 1994, PTGi is headquartered in McLean, Virginia.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined under SEC regulations, which include Adjusted EBITDA, Normalized Adjusted EBITDA and Free Cash Flow. As such, they should not be considered as substitutes for the most directly comparable GAAP measures and should not be used in isolation, but in conjunction with these GAAP measures. Reconciliations to the most directly comparable GAAP measures are contained in the tables to this release. Additional information regarding the purpose and use for these non-GAAP financial measures is set forth in our Form 8-K disclosing this press release.

Cautionary Statement Regarding Forward Looking Statements

This press release contains or incorporates a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance or results, as well as creation of shareholder value, although they are based on our current plans or assessments which are believed to be reasonable as of the date hereof. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (i) continuing uncertain global economic conditions; (ii) significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets, including our pricing policies; (iii) uncertainties from our announcement of our exploration and evaluation of strategic alternatives that may enhance shareholder value or our ability to complete any transactions arising out of that evaluation, including the pending divestiture of Primus Australia; (iv) our possible inability to generate sufficient liquidity, margins, earnings per share, cash flow and working capital; (v) our ability to attract and retain customers; (vi) our expectations regarding increased competition, pricing pressures and declining usage patterns in our traditional products; (vii) the effectiveness and profitability of our growth products and bundled service offerings, the pace and cost of customer migration onto our networks, and the successful network platform migration to reduce costs and increase efficiencies; (viii) risks associated with the merger of Arbinet, including but not limited to our ability to realize the anticipated benefits of the merger of Arbinet or the timing associated with any such benefits, or volatility in the volume and mix of trading activity on the Arbinet Exchange; (ix) strengthening of U.S. dollar against foreign currencies, which may reduce the amount of U.S. dollars generated from foreign operating subsidiaries and adversely affect our ability to service our significant debt obligations and pay corporate expenses; (x) our compliance with complex laws and regulations in the U.S. and internationally; (xi) further changes in the telecommunications industry or the Internet industry, including rapid technological, regulatory and pricing changes in our principal markets; (xii) our liquidity and possible inability to service our substantial indebtedness or an occurrence of a default or event of default under our indentures; (xiii) our expectations regarding the timing, extent and effectiveness of our cost reduction initiatives and management’s ability to moderate or control discretionary spending; (xiv) management’s plans, goals, expectations, guidance, objectives, strategies, and timing for future operations, acquisitions, synergies, asset dispositions, fixed asset and goodwill impairment charges, tax and withholding expense, selling, general and administrative expenses, product plans, performance and results; (xv) management’s assessment of market factors and competitive developments, including pricing actions and regulatory rulings; (xvi) our possible inability to raise additional capital when needed, on attractive terms, or at all; and (xvii) our possible inability to hire and retain qualified executive management, sales, technical and other personnel. Many of these factors and risks are more fully described in our annual report, quarterly reports or other filings with the Securities and Exchange Commission, which are available through our website at www.ptgi.com. Other unknown or unpredictable factors could also affect our business, financial condition and results. Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

Investor Contact:

PTGi

Richard Ramlall, SVP Corporate Development and Chief Communications Officer

703-748-8050

ir@ptgi.com

Lippert/Heilshorn & Assoc., Inc.

Carolyn Capaccio

212-838-3777

ccapaccio@lhai.com

(tables follow)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31, 2012	Three Months Ended December 31, 2011	Three Months Ended March 31, 2011

NET REVENUE	$234,692	$249,584	$216,952

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	162,496	175,992	146,847
Selling, general and administrative	53,868	50,368	53,095
Depreciation and amortization	14,519	16,139	14,940
(Gain) loss on sale or disposal of assets	864	(13,005)	53
Goodwill impairment	—	—	14,679

Total operating expenses	231,747	229,494	229,614

INCOME (LOSS) FROM OPERATIONS	2,945	20,090	(12,662)

INTEREST EXPENSE	(7,127)	(6,013)	(8,679)
ACCRETION (AMORTIZATION) ON DEBT PREMIUM/DISCOUNT, net	(57)	(55)	(50)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	—	(493)	—
GAIN (LOSS) FROM CONTINGENT VALUE RIGHTS VALUATION	(7,190)	(4,177)	(4,384)
INTEREST AND OTHER INCOME (EXPENSE), net	158	(368)	(87)
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	4,745	3,211	4,048

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(6,526)	12,195	(21,814)
INCOME TAX BENEFIT (EXPENSE)	(86)	(3,636)	830

INCOME (LOSS) FROM CONTINUING OPERATIONS	(6,612)	8,559	(20,984)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	(140)	(619)	362
GAIN (LOSS) FROM SALE OF DISCONTINUED OPERATIONS, net of tax	—	(4,781)	—

NET INCOME (LOSS)	(6,752)	3,159	(20,622)
Less: Net (income) loss attributable to the noncontrolling interest	(106)	(6,282)	1,367

NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$(6,858)	$(3,123)	$(19,255)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(0.49)	$0.17	$(1.76)
Income (loss) from discontinued operations	(0.01)	(0.05)	0.03
Gain (loss) from sale of discontinued operations	—	(0.35)	—

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$(0.50)	$(0.23)	$(1.73)

DILUTED LOSS PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(0.49)	$0.17	$(1.76)
Income (loss) from discontinued operations	(0.01)	(0.05)	0.03
Gain (loss) from sale of discontinued operations	—	(0.35)	—

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$(0.50)	$(0.23)	$(1.73)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	13,744	13,697	11,148

DILUTED	13,744	13,697	11,148

AMOUNTS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
Income (loss) from continuing operations, net of tax	$(6,718)	$2,277	$(19,617)
Income (loss) from discontinued operations	(140)	(619)	362
Gain (loss) from sale of discontinued operations	—	(4,781)	—

Net income (loss)	$(6,858)	$(3,123)	$(19,255)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEET

(in thousands)

(unaudited)

March 31, 2012

Cash and cash equivalents	$46,181
Accounts receivable, net	71,880
Other current assets	17,566

TOTAL CURRENT ASSETS	135,627

Restricted cash	12,287
Property and equipment, net	152,368
Goodwill	71,479
Other intangible assets, net	133,561
Other assets	32,058

TOTAL ASSETS	$537,380

Accounts payable	$40,724
Accrued interconnection costs	23,824
Deferred revenue	12,055
Accrued expenses and other current liabilities	41,002
Accrued income taxes	7,876
Accrued interest	11,150
Current portion of long-term obligations	2,289

TOTAL CURRENT LIABILITIES	138,920

Non-current portion of long-term obligations	243,786
Deferred Tax Liability	31,843
Contingent Value Rights	23,386
Other liabilities	2,502

TOTAL LIABILITIES	440,437

Total stockholders’ equity	96,943

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$537,380

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

TO ADJUSTED EBITDA AND NORMALIZED ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended March 31, 2012	Three Months Ended December 31, 2011	Three Months Ended March 31, 2011
NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$(6,858)	$(3,123)	$(19,255)
Share-based compensation expense	1,702	1,124	1,082
Depreciation and amortization	14,519	16,139	14,940
(Gain) loss on sale or disposal of assets	864	(13,005)	53
Goodwill impairment	—	—	14,679
Interest expense	7,127	6,013	8,679
Accretion on debt (premium) discount, net	57	55	50
(Gain) loss on early extinguishment or restructuring of debt	—	493	—
Interest and other (income) expense	(158)	368	87
(Gain) loss from Contingent Value Rights valuation	7,190	4,177	4,384
Foreign currency transaction (gain) loss	(4,745)	(3,211)	(4,048)
Income tax (benefit) expense	86	3,636	(830)
Income (expense) attributable to the non-controlling interest	106	6,282	(1,367)
(Income) loss from discontinued operations, net of tax	140	619	(362)
(Gain) loss from sale of discontinued operations, net of tax	—	4,781	—

ADJUSTED EBITDA	$20,030	$24,348	$18,092
Severance, integration and other non-recurring items	2,873	1,334	1,682

NORMALIZED ADJUSTED EBITDA	$22,903	$25,682	$19,774

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

TO FREE CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended March 31, 2012	Three Months Ended December 31, 2011	Three Months Ended March 31, 2011

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$18,028	$16,934	$15,960
Net cash used in purchase of property and equipment	(8,111)	(8,744)	(6,373)

FREE CASH FLOW	$9,917	$8,190	$9,587